EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Halstead Energy Corp.:

      We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                    GOLDMAN & MURPHY, LLP
                                    /s/ Goldman & Murphy, LLP

Valley Stream, New York
December 1, 1997